Exhibit 99.2


         ULTICOM ANNOUNCES COMPLETION OF AUDIT COMMITTEE INVESTIGATIONS
                 AND PROVIDES ANTICIPATED INVESTIGATION-RELATED
                         FINANCIAL STATEMENT ADJUSTMENTS


         MT. LAUREL, NJ (March 28, 2008) - Ulticom, Inc. (the "Company") (Pink
Sheets: ULCM.PK) announced today that the Audit Committee of the Board of Directors of the Company (the "Audit Committee") has concluded its previously announced investigations into historical option grant practices and certain historical accounting practices not related to stock options and has presented its formal findings and recommendations to the Company's Board of Directors. Today, the Company is filing the Audit Committee's summary of its findings and recommendations as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act of 1934. The Company is also providing anticipated adjustments to previously reported pre-tax income/(loss) in connection with the investigation-related financial restatement. As described below, independent of the investigations, the Company's evaluation of certain revenue recognition practices under AICPA Statement of Position 97-2 ("SOP 97-2") is ongoing.

Audit Committee Investigations

          "The completion of the Audit Committee investigations represents an important step forward for the Company, both to ensure that we understand and address all historical issues and to provide the basis for the Company's upcoming financial restatement and filings with the Securities and Exchange Commission. The Board fully supports the actions of the Audit Committee and is committed to ensuring that the highest standards of financial reporting and internal controls are maintained at the Company," said Andre Dahan, Chairman of the Board of the Company and Chief Executive Officer of Comverse Technology, Inc.

         The Audit Committee released the following statement: "We support the Company in its ongoing efforts to complete its financial restatement and to regain the confidence of the investing public. As is discussed in the summary of our report, we have recommended and the Board of Directors has adopted remedial measures to raise awareness regarding compliance matters at the Company and to monitor and strengthen the Company's internal controls." Remedial measures to be implemented to address the Audit Committee's findings relating to historical stock option practices include (i) elimination of the use of written consents for option grants, (ii) having the Company's General Counsel administer the stock option grant process and (iii) conducting an annual internal audit of the Company's stock option grant process with an emphasis upon compliance and documentation.

         Remedial measures to be implemented relating to the investigation into historical accounting practices not related to stock option grants include (i) quarterly reviewing the Company's financial reporting and accounting functions with an emphasis upon accruals and revenue deferrals, (ii) convening periodic meetings among the Company's independent registered public accounting firm audit team, the Company's CEO, CFO, General Counsel and the Chair of the Company's Audit Committee for the purpose of discussing any issues or information of


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
relevance to the Company's financial statements and financial reporting process,
(iii) conducting education and training for Company employees to emphasize ethical conduct in all aspects of its operations, including in particular personnel involved in the financial reporting process or accounting-related functions, (iv) elevating the role of the General Counsel in the organization and (v) mandating that the current Chief Financial Officer attend continuing education at his own expense to improve his future performance.

Financial Statement Adjustments

            In its April 17, 2006 Current Report on Form 8-K, the Company disclosed that its financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003 and 2002 and any related reports of its independent registered public accounting firm should no longer be relied upon. In addition, on November 29, 2007, the Company announced that it has determined that it will need to restate its historical financial statements for the 1996 through 2004 fiscal years (year ended December 31, 1996 through year ended January 31, 2005). The required adjustments stem from (i) the fact that the stated dates of certain of the Company's stock option awards differed from the measurement dates required to be used for accounting purposes to determine the value of such awards, (ii) excessive accruals in certain historical periods and (iii) inappropriate deferral of revenue relating to certain intercompany transactions between the Company and one of its Comverse affiliates. The estimates of such adjustments and charges have the effect of decreasing the previously-reported income from operations, pre-tax income and retained earnings (or increasing the previously reported loss from operations and pre-tax loss) contained in the Company's historical financial statements.

            The impact of the investigation-related restatements on previously reported pre-tax income/(loss) is shown in the table below. More detail surrounding each category of adjustment is provided in the subsequent tables contained in this press release. Investors are cautioned that the financial information presented in this press release is subject to further adjustment as the Company completes its analysis. In particular, on November 29, 2007, the Company disclosed that it was conducting an evaluation of its revenue recognition practices independent of the historical stock option and accounting practices investigations. The Company believes that it must adjust previously provided sales information as a result of such evaluation but is currently unable to determine the amounts of such adjustments. Accordingly, the adjustments shown in the tables below do not represent all adjustments which the Company anticipates will be made to its historical financial statements. The causes of the investigation-related adjustments reflected below are described in greater detail in the summary of the Audit Committee report filed as Exhibit
99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission today.



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
Aggregate Investigation-Related Adjustments

                            Increase/(Decrease) to Pre-tax Income
                                        (In thousands)

                       Adjustments Related to      Adjustments Related to
                       Historical Stock Option     Historical Accounting
      Period ended         Grant Practices               Practices
      ------------   ---------------------------- -------------------------
      12/31/1996  (1)             $       (15.2)            $        307.5
      12/31/1997                          (79.7)                     341.6
       1/31/1998  (2)                      (5.0)                   (191.6)
       1/31/1999                          (55.2)                     591.0
       1/31/2000                          (50.0)                    (14.4)
       1/31/2001                         (434.2)                   2,032.3
       1/31/2002                       (1,411.1)                 (1,738.4)
       1/31/2003                         (446.5)                   (742.7)
       1/31/2004                       (1,027.6)                   (554.3)
       1/31/2005                         (650.5)                         -
                     ---------------------------- -------------------------
      Cumulative                     $ (4,175.0)                  $   31.0
                     ============================ =========================


Adjustments Relating to Historical Stock Option Grant Practices

         The summary of the Audit Committee report describes eight stock option grants for which historical grant dates were selected. With respect to these eight option grants, due to downward movement in the price of the Company's stock during the period between the selected grant date and the measurement date for accounting purposes, only three of the option grants resulted in significantly advantageous exercise prices for the grantees and significant stock-based compensation expense for the Company. These grants occurred in July 2000, December 2000, and March 2001. A fourth grant in July 2002 resulted in a stated exercise price that was lower than the actual exercise price by $0.10 per share and relatively small amounts of compensation expense. With respect to the other four grants, the practice of selecting historical measurement grant dates resulted in either the same or disadvantageous exercise prices for the grantees, and accordingly no stock-based compensation expense was incurred from those grants.

         As previously disclosed and as a separate matter from the Audit Committee findings and conclusions discussed herein, the Company has been advised by Comverse that four tranches of option grants made by Comverse to the Company's employees during the period 1995 through 1997, when the Company was a wholly-owned subsidiary of Comverse, had inappropriate historical measurement grant dates. Ulticom was also required to record stock-based compensation expense relating to those option grants.

         The Company estimates that the aggregate required adjustment to its non-cash stock based compensation expense resulting from dating inaccuracies in historical stock option grants was approximately $4.175 million pre-tax and 2.6 million net of taxes. The Company also estimates an aggregate charge of approximately $0.2 million for withholding taxes and related penalties and interest relating to certain historical stock option grants. The adjustments for years prior to 2000 result from dating inaccuracies in historical option grants made by Comverse to the Company's employees when the Company was a wholly-owned subsidiary of Comverse. Such expense will be incurred in each of the Company's

-------------------------
(1) Represents cumulative impact on 12/31/1996 Retained Earnings before tax

(2) One month stub period for change in fiscal year end


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
fiscal years with an estimated impact on pre-tax income as shown in the table below.(3)

                                          Increase/ (Decrease) Pre-Tax Income (In thousands)

                                                            Total Withholding,
                          Total Non-Cash Stock Based      Penalties and Interest
        Period ended          Compensation Expense                 Expense                  Total Expense
        ------------    ------------------------------- ---------------------------- ---------------------------
         12/31/1996                         $   (15.2)                       $    -                  $   (15.2)
         12/31/1997                             (79.7)                            -                      (79.7)
          1/31/1998  (4)                         (5.0)                            -                       (5.0)
          1/31/1999                             (55.2)                            -                      (55.2)
          1/31/2000                             (50.0)                            -                      (50.0)
          1/31/2001                            (434.2)                            -                     (434.2)
          1/31/2002                          (1,411.1)                            -                   (1,411.1)
          1/31/2003                            (446.5)                            -                     (446.5)
          1/31/2004                          (1,008.7)                       (18.9)                   (1,027.6)
          1/31/2005                            (545.7)                      (104.8)                     (650.5)
                        ------------------------------- ---------------------------- ---------------------------
Cumulative Pre-Tax
Adjustment to Income                       $ (4,051.3)                    $ (123.7)                 $ (4,175.0)
                        =============================== ============================ ===========================


Financial Statement Adjustments Relating to Historical Accounting Practices Not Related to Stock Options

         A restatement of the Company's historical financial statements is required as a result of excessive accruals in certain fiscal periods and improper deferral of revenues relating to certain intercompany contracts between the Company and Comverse or its affiliates. The adjustments to the Company's historical financial statements will impact the Company's previously reported pre-tax income as shown in the table below.(5)

                       ---------------------------------------------------------------------------------------
                                         Increase/ (Decrease) Pre-Tax Income (In thousands)
                       ---------------------------------------------------------------------------------------
                           Adjustments to        Adjustments to     Adjustments to Cost
                        Expenses Related to     Sales Related to   of Goods Sold Related
      Period ended     Reserves and Accruals    Deferred Revenue    to Deferred Revenue    Total Adjustments
      ------------     ----------------------- ------------------- ----------------------- -------------------
       12/31/1996  (6)             $    307.5        $          -            $          -        $      307.5
       12/31/1997                       341.6                   -                       -               341.6


-------------------------
(3) The Company cautions investors that these estimates are preliminary results which are not audited and are further subject to adjustment as the Company completes its restatement process.

(4) One month stub period for change in fiscal year end

(5) The Company cautions investors that these estimates are preliminary results which are not audited and are further subject to adjustment as the Company completes its restatement process.

(6) Represents cumulative impact on 12/31/1996 Retained Earnings before tax


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

                       ---------------------------------------------------------------------------------------
                                         Increase/ (Decrease) Pre-Tax Income (In thousands)
                       ---------------------------------------------------------------------------------------
                           Adjustments to        Adjustments to     Adjustments to Cost
                        Expenses Related to     Sales Related to   of Goods Sold Related
      Period ended     Reserves and Accruals    Deferred Revenue    to Deferred Revenue    Total Adjustments
      ------------     ----------------------- ------------------- ----------------------- -------------------

        1/31/1998  (7)                (191.6)                   -                       -             (191.6)
        1/31/1999                     (247.7)             1,162.5                 (323.8)               591.0
        1/31/2000                        52.7             (229.5)                   162.4              (14.4)
        1/31/2001                     2,493.9             (623.0)                   161.4             2,032.3
        1/31/2002                   (1,428.4)             (310.0)                       -           (1,738.4)
        1/31/2003                     (742.7)                   -                       -             (742.7)
        1/31/2004                     (554.3)                   -                       -             (554.3)
        1/31/2005                           -                   -                       -                   -
                       ----------------------- ------------------- ----------------------- -------------------
Cumulative Pre-Tax
Adjustment to Income               $     31.0         $         -             $         -         $      31.0
                       ======================= =================== ======================= ===================


Review of Revenue Recognition Practices

         In its November 29, 2007 Current Report on Form 8-K, the Company disclosed that it was conducting an evaluation of certain revenue recognition practices and that the Company determined that under SOP 97-2, it should have deferred a portion of the sales that were recognized under certain customer contracts, amounting to the fair value of the first-year software maintenance included under such contracts, to subsequent fiscal periods in the following twelve months. In order to be able to defer only the first year maintenance value under the customer contracts at issue, the Company must establish that vendor specific objective evidence ("VSOE") exists for the fair value of the first year of software maintenance included under the contracts. Although the Company believes that VSOE of fair value exists, the absence of VSOE generally would result in the deferral of the entire software license contract revenue and its recognition over the subsequent fiscal periods in the following twelve months. The absence of VSOE would impact the timing of revenue recognition but would not call into question the validity of the underlying transactions or revenue. The Company has also determined that revenue related to development kit should be deferred over the life of the development kit. The Company believes that it must adjust previously provided sales information but is currently unable to determine the extent of such adjustments. The Company intends to provide updated sales information to investors as soon as practical once the SOP 97-2 review is complete.

         The Company's ability to file required financial reports is delayed, and the Company currently cannot provide an update as to when it expects to become current in its financial reports. The completion of the Company's financial statements could be dependent in part on the Company's reasonable assurance that no further accounting issues that may impact the Company will be identified by Comverse during its preparation and audit of its financial statements.

         The Company is working diligently to complete its restatement of previously reported financial results in order to become current in its filings with the Securities and Exchange Commission. The Company's independent registered public accounting firm is in the process of auditing the Company's financial statements for fiscal 2005, 2006 and 2007 (years ended January 31,

-------------------------
(7) One month stub period for change in fiscal year end.


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2006, January 31, 2007 and January 31, 2008), for which periods' financial statements have not previously been filed on Form 10-K.

Evaluation of Internal Controls over Financial Reporting

         Management is testing and evaluating the Company's internal controls over financial reporting as of fiscal 2007 (year ended January 31, 2008) to determine whether any control deficiencies existed as of those dates that may constitute material weaknesses. In addition, management is evaluating whether its internal controls disclosures for earlier periods are still appropriate and will supplement its original disclosures to the extent necessary. Although the Company has not yet completed its analysis, the Company has determined that it is highly likely that it had a material weakness in internal control over financial reporting during certain fiscal periods. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses would preclude management from concluding that its internal control over financial reporting was effective as of a certain date.

















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